                                                                    EXHIBIT 10.2




                            ASSET PURCHASE AGREEMENT


                          dated as of February 13, 1998


                                 by and between



                       TRI-STATE OUTDOOR MEDIA GROUP, INC.

                                       and


                            UNISIGN CORPORATION, INC.

                                      INDEX

         1.       DEFINITIONS....................................................................................      1
         2.       PURCHASE AND SALE OF THE ASSETS; CLOSING.......................................................      1
                  2.1      Agreement to Purchase and Sell........................................................      1
                  2.2      Purchased Assets......................................................................      1
                  2.3      Agreement to Assume Certain Liabilities...............................................      3
                  2.4      Excluded Liabilities..................................................................      3
                  2.5      Closing...............................................................................      4
                  2.6      Purchase Price........................................................................      4
                  2.7      Transactions at the Closing...........................................................      4
                  2.8      Third Party Consents..................................................................      5
         3.       REPRESENTATIONS AND WARRANTIES OF SELLER.......................................................      6
                  3.1      Organization and Good Standing........................................................      6
                  3.2      Authority; No Conflict................................................................      6
                  3.3      Solvency..............................................................................      7
                  3.4      Books and Records.....................................................................      7
                  3.5      Structures............................................................................      7
                  3.6      Permits...............................................................................      7
                  3.7      Site Leases and Advertising Contracts.................................................      7
                  3.8      Real Property.........................................................................      8
                  3.9      Title, Encumbrances...................................................................      8
                  3.10     Financial Statements..................................................................      8
                  3.11     Taxes.................................................................................      9
                  3.12     Compliance with Legal Requirements....................................................     10
                  3.13     Legal Proceedings; Orders.............................................................     10
                  3.14     Other Contracts.......................................................................     10
                  3.15     Insurance.............................................................................     10
                  3.16     Environmental Matters.................................................................     10
                  3.17     Intangible Property...................................................................     10
                  3.18     Relationships with Affiliates.........................................................     11
                  3.19     Brokers or Finders....................................................................     11
                  3.20     Employee Benefits Matters.............................................................     11
                  3.21     Bulk Sales............................................................................     11
                  3.22     Employees; Labor Matters..............................................................     11
                  3.23     Indebtedness, Encumbrances and Security Interests.....................................     12
                  3.24     HSR...................................................................................     12
                  3.25     Disclosure............................................................................     12
         4.       REPRESENTATIONS AND WARRANTIES OF BUYER........................................................     12
                  4.1      Organization and Good Standing........................................................     12
                  4.2      Authority; No Conflict................................................................     13
                  4.3      Certain Proceedings...................................................................     13
                  4.4      Brokers or Finders....................................................................     13

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
         5.       COVENANTS OF SELLER............................................................................     13
                  5.1      Access and Investigation..............................................................     13
                  5.2      Omitted...............................................................................     13
                  5.3      Operation of the Purchased Assets.....................................................     14
                  5.4      Best Efforts..........................................................................     14
                  5.5      Negative Covenant.....................................................................     14
                  5.6      Required Approvals and Consents.......................................................     14
                  5.7      Notification..........................................................................     14
                  5.8      No Negotiation........................................................................     14
                  5.9      Tax Clearance.........................................................................     15
         6.       COVENANTS OF BUYER.............................................................................     15
                  6.1      Required Approvals....................................................................     15
                  6.2      Best Efforts..........................................................................     15
                  6.3      Notification..........................................................................     15
         7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE............................................     15
                  7.1      Accuracy of Representations...........................................................     15
                  7.2      Seller's Performance..................................................................     16
                  7.3      Consents..............................................................................     16
                  7.4      Additional Documents..................................................................     16
                  7.5      No Proceedings........................................................................     16
                  7.6      No Prohibition........................................................................     16
                  7.7      No Material Adverse Change............................................................     16
                  7.8      Omitted...............................................................................     16
                  7.9      Satisfaction of Indebtedness..........................................................     16
                  7.10     Billboard Income......................................................................     17
         8.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE...........................................     17
                  8.1      Accuracy of Representations...........................................................     17
                  8.2      Buyer's Performance...................................................................     17
                  8.3      Additional Documents..................................................................     17
                  8.4      No Proceedings........................................................................     17
                  8.5      No Prohibition........................................................................     18
         9.       TERMINATION....................................................................................     18
                  9.1      Termination Events....................................................................     18
                  9.2      Effect of Termination.................................................................     18
         10.      INDEMNIFICATION; REMEDIES......................................................................     19
                  10.1     Indemnification and Payment of Damages
                            by Seller and the Indemnifying Stockholders..........................................     19
                  10.2     Indemnification and Payment of Damages by Buyer.......................................     19
                  10.3     Procedure for Indemnification -- Third Party Claims...................................     20
                  10.4     Procedure for Indemnification -- Other Claim..........................................     20
                  10.5     Survival/Limitations..................................................................     21

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
         11.      NON-COMPETITION AND NON-SOLICITATION...........................................................     21
                  11.1     Non-Competition.......................................................................     21
                  11.2     Non-Solicitation......................................................................     22
                  11.3     Enforcement...........................................................................     22
                  11.4     Non-Solicitation by Buyer.............................................................     22
                  11.5     Survival..............................................................................     22
         12.      POST-CLOSING ESCROW FUND.......................................................................     23
                  12.1     Escrow Amount.........................................................................     23
                  12.2     Claims................................................................................     23
                  12.3     Payment Date..........................................................................     23
                  12.4     Escrow Agent Held Harmless............................................................     24
                  12.5     Reliance on Notices...................................................................     24
                  12.6     Disputes..............................................................................     24
                  12.7     No Limitation of Rights or Obligations................................................     24
                  12.8     Survival..............................................................................     24
         13.      GENERAL PROVISIONS.............................................................................     24
                  13.1     Expenses..............................................................................     24
                  13.2     Headings; Construction................................................................     25
                  13.3     Public Announcements; Confidentiality.................................................     25
                  13.4     Availability of Equitable Remedies....................................................     25
                  13.5     Notices...............................................................................     25
                  13.6     Further Assurances....................................................................     26
                  13.7     Waiver................................................................................     27
                  13.8     Entire Agreement and Modification.....................................................     27
                  13.9     Assignments, Successors, and No Third-Party Rights....................................     27
                  13.10    Severability..........................................................................     27
                  13.11    Risk of Loss..........................................................................     27
                  13.12    Post-Closing Access...................................................................     27
                  13.13    Applicable Law and Venue..............................................................     28
                  13.14    Counterparts..........................................................................     28
                  13.15    Proceedings...........................................................................     28
         14.      INTERSTATE 75 UNITS............................................................................     29
                  14.1     Letter of Credit......................................................................     29
                  14.2     Construction of Units.................................................................     30
                  14.3     Payment...............................................................................     30
                  14.4     Disputes..............................................................................     31
                  14.5     Escrow Agent Held Harmless............................................................     31
                  14.6     Reliance on Notices...................................................................     31
                  14.7     Survival..............................................................................     31
         15.      ARBITRATION....................................................................................     31
                  15.1     Appointment...........................................................................     31
                  15.2     Arbitration Procedure.................................................................     32
                  15.3     Jurisdiction..........................................................................     32
                  15.4     Expenses..............................................................................     32
                  15.5     Reference.............................................................................     32
                  15.6     Survival..............................................................................     32

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement ("Agreement") is entered into as of February __, 1998, by and between TRI-STATE OUTDOOR MEDIA GROUP, INC., a Kansas corporation ("Buyer"), and UNISIGN CORPORATION, INC., a Kentucky corporation ("Seller") (Buyer and Seller are sometimes herein referred to individually as a "Party" and collectively as the "Parties").

                                    RECITALS

         Seller is engaged in the business of owning and operating outdoor signs and billboards and otherwise providing outdoor advertising services in the states of Kentucky, West Virginia and Ohio (the "Business"), among other business endeavors. Seller desires to sell and assign certain outdoor advertising assets to Buyer, and Buyer desires to purchase such assets and to assume certain liabilities associated with such assets, pursuant to the terms, conditions, limitations and exclusions contained in this Agreement.

                                    AGREEMENT

         The Parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the terms listed on Exhibit A attached hereto have the meanings specified or referred to in Exhibit A .

2.       PURCHASE AND SALE OF THE ASSETS; CLOSING

         2.1 AGREEMENT TO PURCHASE AND SELL. Subject to the terms and conditions of this Agreement, Seller hereby agrees to grant, sell, assign, transfer, convey and deliver all right, title and interest in and to the Purchased Assets, free and clear of any Encumbrances or Security Interests, and Buyer hereby agrees to buy and acquire the Purchased Assets from Seller, and to assume the Assumed Liabilities upon the terms and conditions set forth in this Agreement.

         2.2 PURCHASED ASSETS. The Purchased Assets are those assets of Seller used in the Business listed below:

                  (a) all of the billboard displays and other out-of-home advertising structures, together with all components, fixtures, parts, appurtenances, and equipment attached to or made a part thereof that are existing, under construction or for which Seller has any rights (including at least 448 structures and 1,391 sign faces or places on structures for sign faces) (collectively, the "Structures"), including, without limitation, all of the Structures listed on Schedule 2.2(a);

                  (b) all leases, licenses, easements, other rights of ingress or egress, and all other grants of the right to place, construct, own, operate or maintain billboard displays and other out-of-home advertising structures (including, without limitation, the Structures) on land, buildings and other real property owned by third parties, and all rights therein (collectively, the "Site Leases"), including, without limitation, those Site Leases listed on
Schedule 2.2(b);

                  (c) all of the rights under existing and pending sales and advertising contracts associated with the Business, all rights to the advertising copy displayed on the Structures as of the Closing Date, all other rights to collect and receive income from the use of the Structures and security deposits, if any, with respect thereto (collectively, the "Advertising Contracts"), including, without limitation, all of the Advertising Contracts listed on Schedule 2.2(c);

                  (d) all state and local licenses or permits/tags which Seller has or has an interest in with respect to the Business and all other Governmental Authorizations that are required for the operation of the Business (collectively, the "Permits"), including, without limitation, all of the Permits listed on Schedule 2.2(d);

                  (e) the real property owned in fee by Seller and used in the Business and any rights therein, and all buildings, fixtures, structures and other improvements located thereon, listed on Schedule 2.2(e) ("Included Real Property");

                  (f) all accounts receivable, prepaid items and other assets of Seller as of the Closing Date used in the Business that would be reflected as current assets on a balance sheet of Seller as of the Closing Date prepared in a manner consistent with Section 3.10(a), but excluding cash and cash equivalents (including certificates of deposit);

                  (g) all pertinent Books and Records;

                  (h) all tangible personal property owned by Seller and used in the operation of the Business (collectively, the "Tangible Personal Property"), including, without limitation, all of the Tangible Personal Property listed on
Schedule 2.2(h);

                  (i) all supplies used in connection with the Business, including, without limitation, panels, moldings, steel components, sections, parts, paint and painting supplies, appurtenances, equipment, electrical connections, wiring and lighting components, as set forth on Schedule 2.2(i);

                  (j) the Intangible Property (it being understood that as to Seller's trade name "Unisign", Buyer shall be entitled to use such name in connection with its operation of the Purchased Assets and Seller shall be entitled to retain the use of this name as its corporate name and in connection with the operation by Seller of those businesses conducted by it which does not constitute part of the Business); and

                  (k) all rights (including any benefits arising therefrom), causes of action, claims and demands of whatever nature (whether or not liquidated) of Seller relating to the Purchased Assets, including, without limitation, condemnation rights and proceeds, and all rights against suppliers under warranties covering any of the Purchased Assets.

                  Notwithstanding the foregoing, the Purchased Assets shall not include the following assets owned by Seller (the "Excluded Assets"):

                  (1) The land and improvements (including the office building) located at Highway U.S. 23, Ivel, Kentucky (the "Office Property");

                  (2) Those parcels of real estate listed on Schedule 2.2(2) annexed hereto (the "Excluded Real Property");

                  (3) Those assets used exclusively in Seller's commercial sign construction business;

                  (4) Those assets used exclusively in Seller's commercial real estate business (but not including the Included Real Property); or

                  (5) Seller's cash accounts (including certificates of deposit).

         Seller warrants and represents to Buyer that the Purchased Assets, together with the Excluded Assets, constitute all the assets of the Business.

         2.3 AGREEMENT TO ASSUME CERTAIN LIABILITIES. At the Closing, Buyer shall assume and agree to discharge and perform only those liabilities and obligations that are set forth on Schedule 2.3 or arise or are attributable to events occurring on or after the Closing Date pursuant to the Site Leases and the Advertising Contracts listed on Schedules 2.2(b) and 2.2(c), respectively (the "Assumed Liabilities"), but to the extent and only to the extent that:

                  (a) Such obligations are performable on or after the Closing Date; and

                  (b) Such obligations are attributable to periods arising on or after the Closing Date.

                  The assumption by Buyer of any Assumed Liabilities shall not be deemed to modify or amend Seller's representations and warranties contained herein or in any way impair Buyer's right to rely upon such representations and warranties or to obtain indemnification pursuant to Article 10 hereof for any breach of such representations and warranties.

         2.4 EXCLUDED LIABILITIES. All claims against and liabilities and obligations of Seller not specifically assumed by Buyer pursuant to Section 2.3, including, without limitation, the following claims against and liabilities of Seller (the "Excluded Liabilities"), are excluded, and shall not be assumed or discharged by Buyer, and shall be discharged in full when due by Seller:

                  (a) Any liabilities to the extent not attributable to the Purchased Assets;

                  (b) Any liability for Taxes arising prior to or as a result of the sale of the Purchased Assets under this Agreement;

                  (c) Any liabilities for or related to indebtedness of Seller to banks, financial institutions, or other Persons;

                  (d) Any liabilities of Seller for or with respect to any employees of Seller, including, without limitation, any liabilities pursuant to any compensation, collective bargaining, pension, retirement, severance, termination, or other benefit plan, agreement or arrangement;

                  (e) Any liabilities of Seller with respect to its commercial sign construction business and commercial real estate business; and

                  (f) Any other liabilities of Seller, whether absolute or contingent, that are attributable to or arise from facts, events, or conditions that occurred or came into existence prior to the Closing (except to the extent that Buyer shall assume the Assumed Liabilities as set forth in Section 2.3), whether or not such liabilities are asserted or claimed prior to the Closing or thereafter.

         2.5 CLOSING. The purchase and sale of the Purchased Assets (the "Closing") provided for in this Agreement will take place at the offices of Buyer or its lender on February 27, 1998 or such earlier or later time and place as the Parties may agree in writing. The effective time of the Closing shall be
12.01 a.m., Eastern Standard Time, on the Closing Date.

         2.6 PURCHASE PRICE. In consideration for the Purchased Assets, Buyer shall assume the Assumed Liabilities, and pay an amount (the "Purchase Price") equal to Twenty-Two Million Dollars ($22,000,000.00). The Parties agree to cooperate with each other in determining and reaching an agreement in writing on the allocation of the Purchase Price among the Purchased Assets on or prior to Closing.

         2.7 TRANSACTIONS AT THE CLOSING. The following transactions shall take place at the Closing:

                  (a) Seller shall enter into (as applicable) and/or deliver to
Buyer: (i) the Bill of Sale, Assignment and Assumption Agreement; (ii) the Deeds and all applicable documentary stamps or real estate transfer taxes payable in connection with the conveyance of the Included Real Property; (iii) a lease covering the Office Property in the form of Exhibit D annexed hereto (the "Office Lease"); (iv) a lease or leases covering the Excluded Real Property in the form(s) of Exhibit E annexed hereto (the "Parcel Lease"); (v) Required Consents; (vi) satisfactory evidence of the release of any

Encumbrances or Security Interests on the Purchased Assets; (vii) all applicable Tax Clearances; and (viii) other instruments of transfer, and all other related documents as may be necessary to effect the sale and assignment of the Purchased Assets in accordance with the terms hereof; provided, however, that Buyer, by written notice to Seller, may elect not to acquire any one (1) or more of the parcels of Included Real Property (in which case Buyer, at its sole option, may elect to deem any one (1) or more of such parcels as Excluded Real Property and lease the same pursuant to the Parcel Lease on the terms applicable to each other individual parcel of Excluded Real Property as set forth in the Parcel Lease). Seller shall also deliver to Buyer all Books and Records with respect to the Purchased Assets, including the originals of the Advertising Contracts, Site Leases and Permits.

                  (b) Prior to the execution of this Agreement, Buyer delivered to the Escrow Agent the sum of $250,000.00 (the "Deposit") as a deposit against the Purchase Price, which amount is being held by the Escrow Agent pursuant to the terms of that certain Escrow Agreement dated January 9, 1998 between Buyer, Seller and the Escrow Agent, a copy of which is annexed hereto as Schedule 2.7(b) (the "Deposit Escrow Agreement") and incorporated herein by reference (and in the event of any conflict between this Agreement and the Deposit Escrow Agreement, the terms of this Agreement shall control). If the Closing shall occur, the Escrow Agent shall deliver the Deposit to Seller at the Closing. Buyer shall deliver the balance of the Purchase Price ($21,750,000.00) at the Closing, as follows:

                           (i) $21,500,000.00 (subject to any required
                  adjustments) shall be delivered to an account or accounts designated by Seller by wire transfer of immediately available funds; and

                           (ii) the $250,000.00 Escrow Amount (as described in
                  Section 12.1) shall be delivered to the Escrow Agent by wire transfer of immediately available funds to be held in accordance with the provisions of Section 12 of this Agreement.

                  (c) Buyer shall enter into (as applicable) and deliver to
Seller: (i) the Bill of Sale, Assignment and Assumption Agreement, (ii) the Office Lease, (iii) the Parcel Lease, and (iv) other assumption agreements, instruments and other documents as may be reasonably necessary to evidence the assumption by Buyer of the Assumed Liabilities.

                  (d) The Parties shall also deliver to each other the agreements, instruments, opinions, certificates, and other documents referred to in this Agreement.

         2.8 THIRD PARTY CONSENTS. To the extent that Seller's rights under any Advertising Contract, Site Lease, Permit or other interest in the Purchased Assets may not be assigned without the consent of a third party and such consent has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller and Buyer, to the maximum extent permitted by law and any terms of or limitations relating to such asset, shall use their Best Efforts to obtain for Buyer the benefits thereunder, and shall cooperate to the maximum extent permitted by law and any terms of or limitations relating to such asset in any reasonable arrangement designed to provide such benefits to Buyer, including any sublease or subcontract or similar arrangement, and if Buyer has obtained such benefits, Buyer shall discharge Seller's obligations thereunder arising from and after the Closing Date, except for those obligations arising because of Seller's breach.

3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation duly organized, validly existing and in good standing under the laws of Kentucky, with full power and authority to conduct the Business as it is now being conducted, to own or use the Purchased Assets, and to perform all its obligations. Seller has delivered to Buyer true and complete copies of its Organizational Documents, as currently in effect. Seller is duly qualified to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where such failure to be qualified would not have a Material Adverse Effect on Seller or the Business. The Business is operating only in the Commonwealth of Kentucky and in the states of Ohio and West Virginia. Seller has no subsidiaries.

         3.2 AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against it in accordance with its terms. Upon the execution and delivery by Seller of any documents to be executed at Closing pursuant to this Agreement (collectively, the "Closing Documents"), such Closing Documents will constitute the legal, valid, and binding obligations of Seller, as applicable, enforceable against it in accordance with its terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Closing Documents to which it is a party and to perform its obligations thereunder. The Indemnifying Stockholders are all the shareholders, beneficially and of record, of Seller. The execution, delivery and performance of this Agreement has been specifically authorized by all the shareholders and directors of Seller.

                  (b) Except as set forth in Part 3.2(b) of the Disclosure Schedule, neither the execution and delivery by Seller of this Agreement nor the consummation or performance by Seller of any of the Contemplated Transactions will:

                           (i) conflict with, violate or result in a breach of
         (A) any provision of the Organizational Documents of Seller; (B) any Order or Legal Requirement to which Seller, the Business or any of the Purchased Assets may be subject; or (C) any Governmental Authorization held by Seller or that otherwise relates to the Business or the Purchased Assets; or

                           (ii) (A) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract to which Seller is a party or any material interest or rights of Seller in or to the Purchased Assets; or (B) result in the imposition or creation of any Encumbrance upon or with respect to any of the Purchased Assets.

                  (c) Except as set forth in Part 3.2(c) of the Disclosure Schedule, Seller is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3 SOLVENCY. By consummating the transactions contemplated hereby, Seller does not intend to hinder, delay or defraud any of Seller's present or future creditors. Before giving effect to the transactions contemplated hereby, Seller has been paying its debts as they become due in the Ordinary Course of Business and, after giving effect to the transactions contemplated hereby, Seller will have paid or discharged all of its debts (or made adequate provision for the payment thereof) with respect to the Purchased Assets.

         3.4 BOOKS AND RECORDS. The books of account, and other Books and Records of Seller maintained in connection with the Purchased Assets, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Buyer shall have full access to the Books and Records (and the right to make copies of same) prior to, at and after the Closing, and this provision shall survive the Closing.

         3.5 STRUCTURES. Seller owns all of the Structures. Except as set forth in Part 3.5 of the Disclosure Schedule, each Structure (a) has a written Site Lease and is located entirely on property covered by a Site Lease or is located entirely on the Real Property, (b) complies in all material respects with the terms of the Permits and applicable Legal Requirements pertaining to it, (c) is in condition to accept faces and in adequate condition and repair for its current use, and (d) is not currently the subject of any dispute with any lessor, any lessee or owner of adjacent property or any other Person.

         3.6 PERMITS. Except as set forth in Part 3.6 of the Disclosure Schedule, (a) the Permits constitute all necessary licenses, permits, registrations and approvals necessary pursuant to all applicable Legal Requirements to install, operate and maintain the Structures for off-premises advertising, (b) Seller is in material compliance with the terms of the Permits;
(c) each Permit is in full force and effect and Seller is not aware of any fact or event which constitutes a material violation of any Permit, and (d) Seller has not received written notice that any Governmental Body issuing any Permit intends to cancel, terminate, modify or amend any Permit.

         3.7 SITE LEASES AND ADVERTISING CONTRACTS. Seller has delivered to Buyer true and complete copies of all Advertising Contracts and the Site Leases to which Seller is a party or by which Seller or any of the Purchased Assets is bound, and all Site Leases and Advertising Contracts are listed on Schedules 2.2(b) and 2.2(c), respectively. Except as set forth on Part 3.7 of the Disclosure Schedule, all sales made to advertisers in connection with the Structures have been made pursuant to Advertising Contracts. The Site Leases and the Advertising Contracts are in full force and effect, and are binding upon the parties thereto. Except as set forth in Part 3.7 of the Disclosure Schedule, (x) to the Knowledge of Seller, no default by Seller or any other Person has occurred under the Site Leases or Advertising Contracts and (y) to the Knowledge of Seller, no event, occurrence or condition exists which (with or without notice or lapse of time or the happening of any further event or condition) would become a default by Seller thereunder or would entitle any other party to terminate a Site Lease or Advertising Contract to make a claim or set-off against Seller or otherwise to amend such Site Lease or Advertising Contract or prevent such Site Lease or Advertising Contract from being renewed in accordance with its terms. Except as set forth in Part 3.7 of the Disclosure Schedule, Seller has not received any written notice of default, termination or non-renewal under any Site Lease or Advertising Contract. On the Closing Date all Site Lease rents and other charges and all liabilities with respect to the Purchased Assets obligations shall be paid in full through the calendar month in which the Closing occurs.

         3.8 REAL PROPERTY. Seller has good and marketable record title to the surface of the Real Property, such title being a fee interest as to the surface of the Real Property. Seller has not granted or agreed to grant to any Person any option, agreement or other right to purchase, sell, lease or occupy any of the Real Property.

         3.9 TITLE, ENCUMBRANCES.

                  (a) Seller has good title to all of the Purchased Assets. There are no existing agreements, options, commitments or rights with, of or to any Person to acquire any of the Purchased Assets or any interest therein. All of the Purchased Assets are owned by Seller free and clear of all Encumbrances and Security Interests. With respect to the Site Leases, Seller makes no representations as to the ownership interests of the lessors under such Site Leases (however Seller is not aware that any such lessors do not own the real property which is the subject of a Site Lease to which it is a party).

                  (b) Except as set forth in Part 3.9(b) of the Disclosure Schedule, none of the Structures, Site Leases or the Real Property are or, to the Knowledge of Seller, will be, subject to zoning, use, or building code restrictions that will prohibit the continued effective ownership, leasing or other use of such assets as currently owned and used by Seller. Seller has not received any notice of pending or Threatened claims, Proceedings, planned public improvements, annexations, special assessments, reasonings or other adverse claims affecting the Site Leases or the Real Property.

         3.10 FINANCIAL STATEMENTS.

                  (a) Seller has delivered to Buyer the following financial statements (copies of which are annexed hereto as Schedule 3.10):

                           (i) the unaudited balance sheets of Seller at December 31, 1997 (the "Base Balance Sheet") and statements of income, retained earnings and cash flows for the one (1) year then ended, including the notes thereto, certified by Darrell Madden, independent certified public accountant;

                           (ii) the unaudited balance sheets of Seller at December 31, 1997, and an income statement for the twelve (12) month period then ended; and

                           (iii) the unaudited operating statement of Seller for the twelve (12) months ended December 31, 1997.

The Financial Statements have been prepared using generally accepted accounting principles consistently applied during the periods covered thereby and are (i) complete and correct in all material respects, and (ii) present fairly in all material respects the financial condition of Seller at the dates of said statements and the results of Seller's operations and cash flows for the periods covered thereby (subject in the case of the unaudited Financial Statements to normal year-end adjustments and the absence of footnotes). There has been no Material Adverse Change in the financial condition of the Business or Purchased Assets since the date of the Base Balance Sheet.

                  (b) As of the date hereof and as of the Closing Date, Seller had and will have no liabilities with respect to the Business or the Purchased Assets (which liabilities, when taken individually or in the aggregate are material) of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of Seller with respect to the Business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except
(i) liabilities reflected in the Financial Statements or the notes thereto, or
(ii) liabilities incurred in the Ordinary Course of Business since December 31, 1997.

                  (c) At Closing Seller shall deliver to Buyer an unaudited balance sheet as at the date immediately preceding the Closing Date and an income statement for the partial fiscal year then ended, certified by Seller's chief financial officer.

         3.11 TAXES. With respect to the Purchased Assets and the Business:

                  (a) Seller has filed or caused to be filed all Tax Returns that are or were required to be filed by Seller, pursuant to applicable Legal Requirements. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller.

                  (b) No unpaid Taxes create an Encumbrance on the Purchased Assets.

                  (c) Buyer shall not be liable for any Taxes of Seller as a result of the Contemplated Transactions.

         3.12 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Part
3.12 of the Disclosure Schedule, (a) Seller has complied with all Legal Requirements applicable to Seller's ownership or use of the Purchased Assets and operation of the Business, and (b) Seller has not received any notice (written or oral) of any violation or failure to comply with any Legal Requirements relating to the Business, the Purchased Assets or their use or operation which violation or failure has not been cured.

         3.13 LEGAL PROCEEDINGS; ORDERS. Except as set forth in Part 3.13 of the Disclosure Schedule, there is no Proceeding pending or, to the Knowledge of Seller, Threatened against Seller or affecting any of the Purchased Assets and there is no Order to which Seller or the Purchased Assets is subject.

         3.14 OTHER CONTRACTS. Seller is not a party to or bound by any Other Contract, except as disclosed in Part 3.14 of the Disclosure Schedule.

         3.15 INSURANCE. Seller maintains (and shall through and including the Closing Date maintain) in full force and effect policies of fire and other casualty, liability, title and other forms of insurance covering the Purchased Assets and the Business, and the operation thereof, of the types and with the amounts of coverage as are consistent with industry standards for outdoor advertising businesses comparable to the Business.

         3.16 ENVIRONMENTAL MATTERS. Except as set forth in Part 3.16 of the Disclosure Schedule with respect to the Purchased Assets and the Real Property and the use or operation thereof: (a) Seller is, and has been, in compliance with all Environmental Laws; (b) Seller has timely filed all reports, obtained all required approvals and permits relating to the Business, and generated and maintained all data, documentation and records under any applicable Environmental Laws; (c) to the Knowledge of Seller, there has not been any Release of Hazardous Materials at or in the vicinity of the Business (including the Real Property and any real property covered by a Site Lease or on which a Structure is located) or in areas for which Seller would have responsibility under Environmental Laws; (d) Seller has not received any written notice from any Governmental Body or private or public entity advising it that it is or may be responsible for response costs with respect to a Release, a threatened Release or clean up of Hazardous Materials produced by, or resulting from, its Business, operations or processes; and (e) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or accessible by Seller pertaining to Hazardous Materials in, on, or under the properties included in the Purchased Assets.

         3.17 INTANGIBLE PROPERTY. Seller uses no Intangible Property in connection with the operation of the Purchased Assets except for the Permits, the Books and Records, the trade name "Unisign" and licenses for commonly available software programs under which Seller is the licensee.

         3.18 RELATIONSHIPS WITH AFFILIATES. Except as set forth on Part 3.18 of the Disclosure Schedule, Seller is not a party to any contract with a Related Person of Seller relating to the Purchased Assets or the Business associated therewith. Neither Seller nor any Related Persons of Seller is the owner (of record or as a beneficial owner) of an equity interest or any other financial or profit interest in, a Person (other than Seller) that has business dealings or a material financial interest in any transaction with Seller involving the Purchased Assets or the Business associated therewith. Seller has not, in the three (3) years immediately preceding the date hereof, entered into any agreement with or engaged in any transaction with Affiliates of Seller or a Related Person of Seller for the provision of any services or the purchase, sale or other transfer of assets.

         3.19 BROKERS OR FINDERS. Seller and its shareholders, directors, and Representatives have not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement, other than to Johnsen, Fretty & Co., L.L.C. (which shall be paid a fee by Seller pursuant to a separate agreement).

         3.20 EMPLOYEE BENEFITS MATTERS Except as disclosed on Part 3.20 of the Disclosure Schedule, with respect to Seller:

                  (a) Seller does not maintain and has never maintained an "employee benefit pension plan" within the meaning of ERISA Section 3(2), that is or was subject to Title IV of ERISA.

                  (b) Seller does not have and has not ever had, any past, present or future obligation or liability to contribute any "multiemployer plan," as defined in ERISA Section 3(37).

                  (c) Seller does not have any written or oral employee benefit plans, contracts, agreements, incentives or arrangements, including without limitation, pension and profit sharing plans, savings plans, incentive compensation, medical, life, dental or disability plans or severance agreements.

For purposes of this Section 3.20, the term "Seller" shall be deemed to include any other corporation, trade, business or other entity, other than Seller, which would, together with Seller, now or in the past constitute a single employer within the meaning of Section 414 of the IRC.

         3.21 BULK SALES. Neither the sale by Seller to Buyer of the Purchased Assets nor the transfer by Seller to Buyer of the Assumed Liabilities as contemplated in this Agreement constitutes a "bulk sale" (as that term is defined by the Uniform Commercial Code), and the completion of the transactions contemplated in this Agreement shall not subject Buyer to any (i) claims relating to or liabilities resulting from the operations or obligations of Seller, or (ii) liabilities or obligations with respect to state or local sales, transfer or similar taxes, all of which liabilities and obligations shall be the sole responsibility of Seller.


         3.22 EMPLOYEES; LABOR MATTERS. All employees of Seller are employees at will. Except as disclosed on Part 3.22 of the Disclosure Schedule, no employee, agent or consultant of

Seller is a party to any agreement governing such employee's agent's or consultant's employment or engagement, as the case may be, with Seller. As of the date hereof Seller employs (and as of the Closing Date Seller shall employ) less than fifty (50) employees. Seller has made no warranty, representation or agreement, either in writing or orally, to any employee of Seller that Buyer intends to employ such employee on or after the Closing Date. Seller consents to Buyer communicating with the employees, consultants and independent contractors of Seller on or prior to the Closing Date, and Seller shall cooperate in connection therewith. Seller is not a party to any collective bargaining agreement with respect to any of its employees nor are any employees of Seller covered by any collective bargaining agreement. No labor organization or group of employees has made a demand for recognition, has filed a petition seeking a representation proceeding or given Seller notice of any intention to hold an election of a collective bargaining organization. There are no known writs, actions, claims or legal, administrative, arbitration or other proceedings or governmental investigations pending or Threatened or involving or alleging civil rights violations, unfair labor investigations practice claims, back pay orders or other similar claims or proceedings. Seller is in material compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; there is no unfair labor practice complaint against Seller pending before the National Labor Relations Board; there is no labor strike, dispute, slowdown, or stoppage pending or threatened against or involving the employees of Seller; no grievance or any arbitration proceeding is pending or threatened against Seller and no claim therefor exists.

         3.23 INDEBTEDNESS, ENCUMBRANCES AND SECURITY INTERESTS. Set forth on
Schedule 3.23 attached hereto is a list of all Encumbrances, Security Interests and all indebtedness of the Seller, including the respective names and addresses of the obligors and obligees, amount of the indebtedness and security for the indebtedness, and the secured parties, debtor and collateral with respect to any Security Interests, as applicable, if any. All such Encumbrances, Security Interests and indebtedness shall be satisfied and discharged at or before the Closing.

         3.24 HSR. The Contemplated Transactions are not subject to the reporting requirements under the HSR Act.

         3.25 DISCLOSURE. No representation or warranty of Seller in this Agreement and no statement in the Disclosure Schedule contains an untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:


         4.1 ORGANIZATION AND GOOD STANDING Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Kansas.

         4.2 AUTHORITY; NO CONFLICT

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Closing Documents to which Buyer is a party, such Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Closing Documents and to perform its obligations under this Agreement and the Closing Documents to which Buyer is a party.

                  (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to (i) any provision of Buyer's Organizational Documents; (ii) any resolution adopted by the board of directors or the stockholders of Buyer; (iii) any Legal Requirement or Order to which Buyer may be subject; or (iv) any material Contract to which Buyer is a party or by which Buyer may be bound.

         4.3 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any Proceeding.

         4.4 BROKERS OR FINDERS. Buyer has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

5.       COVENANTS OF SELLER

         5.1 ACCESS AND INVESTIGATION. Between the date of this Agreement and the Closing Date, Seller will, and will cause its Representatives to, afford Buyer and its Representatives reasonable access during normal business hours to Seller's personnel, properties, Books and Records, and other documents and data relating to the Purchased Assets and the Business, and furnish Buyer and its Representatives with copies of the same. In addition to the foregoing, Seller (without additional consideration therefor to be paid to Seller, but with any reasonable out-of-pocket expenses payable to non-Affiliates incurred by Seller to be paid by Buyer), shall, at all reasonable times before the Closing if called upon by Buyer, use reasonable efforts to cooperate with and assist Buyer in the preparation of financial statements by Buyer which may include the operation of the Business prior to the Closing Date.

         5.2 OMITTED.

         5.3 OPERATION OF THE PURCHASED ASSETS. Between the date of this Agreement and the Closing Date, Seller will:

                  (a) operate the Business only in the Ordinary Course of Business;

                  (b) use its Best Efforts to maintain the Purchased Assets, and maintain the relations and good will with advertisers, landlords and others associated with the operation of the associated Business;

                  (c) not enter into any new Advertising Contract or Site Lease not in the Ordinary Course of Business; and

                  (d) not bill any party for payments (or accept any payments) under any Advertising Contract for any period after the end of the calendar month in which the Closing Date occurs, and if Seller receives any such payments it shall promptly pay the same to Buyer.

         5.4 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in Section 7 to be satisfied.

         5.5 NEGATIVE COVENANT. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will operate the Business consistent in all material respects with past practice, except as otherwise provided in this Agreement.

         5.6 REQUIRED APPROVALS AND CONSENTS. As promptly as practicable after the date of this Agreement, Seller will make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions and use its Best Efforts to obtain such of the Consents identified in Section 3.2(c) for the transfer of the Purchased Assets.

         5.7 NOTIFICATION. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller become aware of any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the condition in Section 7 impossible or unlikely.

         5.8 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 9, neither Seller nor any Affiliate will, nor will it permit its Representatives to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer or its Representatives) relating to or affecting any transaction involving the sale of the Purchased Assets.

         5.9 TAX CLEARANCE. Seller shall obtain certificates of clearances for Taxes ("Tax Clearances") from the States of Kentucky, West Virginia and Ohio, and applicable local jurisdictions (if any), certifying as to the payment by or on behalf of Seller of all Taxes due on or prior to the Closing Date (including, without limitation, in connection with the Contemplated Transactions).

6.       COVENANTS OF BUYER

         6.1 REQUIRED APPROVALS As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions.

         6.2 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Section 8 to be satisfied, provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         6.3 NOTIFICATION. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if Buyer becomes aware of any fact or condition that causes or constitutes a breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Buyer will promptly notify Seller of the occurrence of any breach of any covenant of Buyer in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Purchased Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         7.1 ACCURACY OF REPRESENTATIONS. Seller's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, and Buyer shall have received a certificate of an executive officer of Seller in the form of Exhibit F annexed hereto, dated as of the Closing Date, as to such accuracy.

         7.2 SELLER'S PERFORMANCE. The covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects, and Buyer shall have received a certificate of an executive officer of Seller in the form of Exhibit F annexed hereto, dated as of the Closing Date, as to such compliance.

         7.3 CONSENTS. Each of the Consents required pursuant to Section 3.2(c) shall have been obtained and shall be in full force and effect.

         7.4 ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to Buyer:

                  (a) an opinion of Marrs Allen May, Esq. dated the Closing Date in the form of Exhibit G annexed hereto,

                  (b) the deliveries required from Seller in Section 2.7;

                  (c) resolutions of all the shareholders and directors of Seller confirming the authorization of the execution and delivery of this Agreement and the Contemplated Transactions; and

                  (d) such other documents as Buyer may reasonably request for the purpose of (i) evidencing the satisfaction of any condition referred to in this Section 7, or (ii) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         7.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced and pending or Threatened by any Person any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, (ii) that prevents, makes illegal, or otherwise materially interferes with any of the Contemplated Transactions or seeks to do any of the foregoing, or (iii) that involves any material claim against Seller.

         7.6 NO PROHIBITION. There must not be in effect any Legal Requirement or any injunction or other Order that prohibits or restricts the consummation of the Contemplated Transactions.

         7.7 NO MATERIAL ADVERSE CHANGE. There shall not have been a Material Adverse Change since the date hereof.

         7.8 OMITTED.

         7.9 SATISFACTION OF INDEBTEDNESS. At or prior to the Closing, Seller shall have repaid in full all outstanding indebtedness of Seller to the extent affecting the Purchased Assets and shall cause all Security Interests affecting the Purchased Assets to be extinguished.

         7.10 BILLBOARD INCOME. (i) For the calendar month in which the Closing occurs the paint revenues for the Business must be $280,000.00 or more and the poster revenues for the Business must be $35,000.00 or more, and (ii) there shall be no Material Adverse Change in the financial condition of the Business for the twelve (12) month period ended December 31, 1997 as shown on the financial statement to be prepared by Buyer's independent accountant, as compared to the financial statement described in Section 3.10(a)(iii).

8.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         Seller's obligation to sell the Purchased Assets and Seller's obligation to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

         8.1 ACCURACY OF REPRESENTATIONS. Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects in all respects as of the Closing Date as if made on the Closing Date, and Seller shall have received a certificate of an executive officer of Buyer in the form of Exhibit H annexed hereto, dated as of the Closing Date, as to such accuracy.

         8.2 BUYER'S PERFORMANCE. The covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects, and Seller shall have received a certificate of an executive officer of Buyer in the form of Exhibit H annexed hereto, dated as of the Closing Date, as to such compliance.

         8.3 ADDITIONAL DOCUMENTS. Buyer must have caused the following documents to be delivered to Seller:

                  (a) an opinion of St. John & Wayne, L.L.C., dated the Closing Date in the form of Exhibit I annexed hereto;

                  (b) the deliveries required from Buyer in Section 2.7;

                  (c) resolutions of all the directors of Buyer confirming the authorization of the execution and delivery of this Agreement and the Contemplated Transactions; and

                  (d) such other documents as Seller may reasonably request for the purpose of (i) evidencing the satisfaction of any condition referred to in this Section 8, or (ii) otherwise facilitating the consummation of any of the Contemplated Transactions.

         8.4 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced and pending or Threatened any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (ii) that prevents, makes illegal, or otherwise materially interferes with any of the Contemplated Transactions or seeks to do any of the foregoing.

         8.5 NO PROHIBITION. There must not be in effect any Legal Requirement or any injunction or other Order that prohibits or restricts the consummation of the Contemplated Transactions.

9.       TERMINATION

         9.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by mutual written consent of Buyer and Seller;

                  (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived in writing such condition on or before the Closing Date (in which case the Deposit shall be immediately returned to Buyer); or (ii) by Seller if any of the conditions in
Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived in writing such condition on or before the Closing Date; or

                  (c) by Buyer, on the one hand, or Seller, on the other hand, if the Closing has not occurred (other than through the failure of the other Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before April 1, 1998, or such later date as the Parties may agree upon.

         9.2 EFFECT OF TERMINATION. Each Party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the Parties under this Agreement will terminate and the Deposit shall be immediately returned to Buyer, except that the obligations in Sections 13.1 and
13.3 will survive; provided, however, if (a) Seller shall default in its obligations under this Agreement to consummate the Contemplated Transactions (other than as a result of Buyer's default under this Agreement), and Seller shall fail to cure such default within fourteen (14) days after receipt of written notice of default from Buyer, then Buyer shall have the right to pursue any or all legal and equitable remedies, separately or simultaneously (including, without limitation, (1) the right to terminate this Agreement and receive the return of the Deposit, or (2) specific performance), which will survive the termination unimpaired, and the obligations in Sections 13.1 and
13.3 will survive; and (b) Buyer shall default in its obligations under this Agreement to consummate the Contemplated Transactions (other than as a result of Seller's default under this Agreement), and Buyer shall fail to cure such default within fourteen (14) days after receipt of written notice of default from Seller, then Seller, as Seller's sole remedy (in lieu of any and all remedies), shall be entitled to receive the Deposit as agreed and liquidated damages for such termination and/or failure to close by Buyer, and the obligations in

Sections 13.1 and 13.3 will survive. The remedies set forth in this Section 9.2 apply only to the failure of Buyer or Seller to consummate the Contemplated Transactions, and not with respect to any obligations specified herein that survive the Closing or termination of this Agreement.

10.      INDEMNIFICATION; REMEDIES

         10.1 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER AND THE INDEMNIFYING STOCKHOLDERS. Seller and the Indemnifying Stockholders will, jointly and severally, indemnify and hold harmless Buyer and its stockholders, controlling Persons and Affiliates (collectively, the "Seller Indemnified Persons") for, and will pay to the Seller Indemnified Persons the amount of, any loss, liability (whether absolute or contingent), claim, damage, expense (including reasonable costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by Seller in this Agreement, the Disclosure Schedule, or any other certificate or document delivered by Seller pursuant to this Agreement;

                  (b) any breach by Seller of any covenant or obligation of Seller in this Agreement or an certificate or document delivered by Seller pursuant to this Agreement;

                  (c) the failure of Seller to satisfy and discharge any Excluded Liabilities;

                  (d) any default by Seller under any Site Lease, Advertising Contract or Permit which occurred or accrued prior to the Closing;

                  (e) the failure of Seller to comply with bulk sales or other similar laws in any applicable jurisdiction; and

                  (f) facts, events or conditions that occurred or came into existence prior to the Closing (except to the extent that Buyer shall have assumed the same as set forth in Section 2.3), whether or not such Damages are asserted or claimed prior to the Closing or thereafter.

         10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer will indemnify and hold harmless Seller and its stockholders, controlling Persons and Affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any Damages arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate or document delivered by Buyer pursuant to this Agreement; and

                  (b) the failure to pay Assumed Liabilities after the Closing.

         10.3 PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.

                  (a) Promptly after receipt by an Indemnified Person under
Section 10.1 or 10.2 of notice of any claim against it, such Indemnified Person will, if a claim is to be made against an Indemnifying Party under such Section, give notice to the Indemnifying Party of the commencement of such claim, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnifying Party's failure to give such notice.

                  (b) If any claim referred to in Section 10.3(a) is brought against an Indemnified Person and it gives written notice to the Indemnifying Party of such claim, the Indemnifying Party may, at its option, assume the defense of such claim with counsel satisfactory to the Indemnified Person and, after written notice from the Indemnifying Party to the Indemnified Person of its election to assume the defense of such claim, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 10 for any fees of other counsel or any other expenses with respect to the defense of such claim subsequently incurred by the Indemnified Person in connection with the defense of such claim, other than reasonable costs of investigation. If the Indemnifying Party assumes the defense of a claim, (i) no compromise or settlement of such claim may be effected by the Indemnifying Party without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person, and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (ii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. Subject to Section 10.3(c), if notice is given to an Indemnifying Party of any claim and the Indemnifying Party does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such claim, the Indemnifying Party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person.

                  (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a claim may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such claim, but the Indemnifying Party will not be bound by any determination of a claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld or delayed).

         10.4 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIM. A claim for indemnification for any matter not involving a third-party claim shall be asserted by written notice to the Indemnifying Party from whom indemnification is sought.

         10.5 SURVIVAL/LIMITATIONS.

                  (a) The Parties hereto agree that (i) the covenants and agreements contained in this Agreement (including, without limitation, Section 10.1(c)) and any document delivered pursuant hereto and the representations and warranties contained in Sections 3.1, 3.2(a), 3.3, 3.11, 3.16, 3.18, 4.1,
4.2(a), 4.3 and 4.4 shall survive until ninety (90) days after the expiration of all applicable statutes of limitation with respect to the subject matter thereof, (ii) the representations and warranties contained in Sections 3.2(b), 3.2(c), 3.10, 3.12, 3.13, 3.14, 3.19, 3.20, 3.22, 3.23 and 4.2(b) shall survive until five (5) years following the Closing Date, (iii) all other representations and warranties shall survive until eighteen (18) months following the Closing Date (however to the extent that an indemnification claim for a breach of any of such other representations and warranties is based on a claim of fraud on the part of Seller and/or the Indemnifying Stockholders, such representations and warranties shall be deemed to survive for a period of five (5) years following the Closing Date), and (iv) any indemnification claim for a breach of the foregoing must be made in writing in accordance with the provisions of this
Article 10 within the applicable survival period for the underlying representation, warranty or covenant. The expiration of the applicable survival period will not extinguish an indemnification claim properly made prior to such expiration in accordance with this Article 10.

                  (b) Notwithstanding anything to the contrary set forth in this
Article 10, in no event shall Seller's and the Indemnifying Stockholders' obligation to indemnify the Seller Indemnified Persons pursuant to a claim or claims for Damages pursuant to Section 10.1(a) (but not including any of the representations and warranties in Section 3.11, 3.16 or 3.18) made after the date which is thirty (30) months after the Closing Date exceed $3,000,000.00 in the aggregate.

                  (c) Omitted.

                  (d) Except with respect to any claim, Proceeding or dispute in connection with an actual or suspected Release of Hazardous Substances or other actual or suspected violation of an Environmental Law, Buyer's sole and exclusive remedy after the Closing has occurred for any breach of this Agreement or for Damages shall be under this Section 10.

11.      NON-COMPETITION AND NON-SOLICITATION.

         11.1 NON-COMPETITION. Seller and the Indemnifying Stockholders each hereby agrees that for a period of five (5) years after the Closing Date, such Person will not, without the prior written consent of Buyer, directly or indirectly, engage or participate in, be employed by or assist in any manner or in any capacity, or have any interest in or make any loan to any person, firm, corporation or business which engages in outdoor advertising activities (including the ownership and/or operation of outdoor signs and billboards) in those areas cross-hatched on Exhibit C annexed hereto; provided, however, the foregoing shall not prevent any such entity or person from owning beneficially or of record up to one percent (1%) of the outstanding securities of a publicly-held corporation which engages in competitive activities.

         11.2 NON-SOLICITATION. For a period of five (5) years after the Closing Date, Seller and the Indemnifying Stockholders each agree that he or it will (i) not solicit, recruit or hire, or attempt to solicit, recruit or hire, directly or indirectly, any of the employees of Buyer or its Affiliates; (ii) refrain from soliciting, or attempting to solicit, directly or indirectly, any business from any customer of Buyer, or actively pursue prospective customers, with whom Buyer had material contact at any time during the previous five (5) years for purposes of providing outdoor (including, without limitation, out-of-home advertising) products or services of the type offered or provided by Buyer (Buyer's customers to include customers of Seller); and (iii) refrain from soliciting, or attempting to solicit, directly or indirectly, any real estate location used by Buyer from any land owner (or its successor or assigns) who leases to Buyer (including without limitation land owners under the Site Leases), or actively pursue prospective land owners with whom Buyer or Seller had material contact during the previous five (5) years.

         11.3 ENFORCEMENT. Seller and the Indemnifying Stockholders acknowledge that a breach of the covenants in this Section 11 would cause irreparable harm to Buyer and its Affiliates for which there is not adequate remedy at law. Seller and the Indemnifying Stockholders consent to the issuance of an injunction in favor of Buyer and its Affiliates enjoining the breach of this provision. Notwithstanding the foregoing, in addition to any equitable remedies available to Buyer, Buyer shall be entitled to any and all remedies at law, including, without limitation, injunctive relief, monetary damages, an accounting for profits and/or the imposition of a constructive trust. In the event that any court of competent jurisdiction should construe any geographical limitation, the scope, or the time period contained in this restrictive covenant to be too broad, so as to be unenforceable, it is the intention of the parties that the court should modify the covenant(s) to provide that the restrictions as herein contained shall apply and be enforceable to the maximum extent permitted by law for such restrictions, and further upon such determination, to enforce the covenant as so modified.

         11.4 NON-SOLICITATION BY BUYER. In the event of the termination of this Agreement, Buyer agrees that for a period of five (5) years after the effective date of termination it shall refrain from soliciting, or attempting to solicit, directly or indirectly, any real estate location which is the subject of a Site Lease as of the date hereof. Buyer acknowledges that a breach of the covenant in this Section 11.4 would cause irreparable harm to Seller for which there is not adequate remedy at law. Buyer consents to the issuance of an injunction in favor of Seller enjoining the breach of this provision. Notwithstanding the foregoing, in addition to any equitable remedies available to Seller, Seller shall be entitled to any and all remedies at law, including, without limitation, injunctive relief, monetary damages, an accounting for profits and/or the imposition of a constructive trust. In the event that any court of competent jurisdiction should construe the scope or the time period contained in this restrictive covenant to be too broad, so as to be unenforceable, it is the intention of the parties that the court should modify the covenant to provide that the restriction as herein contained shall apply and be enforceable to the maximum extent permitted by law for such restrictions, and further upon such determination, to enforce the covenant as so modified.

         11.5 SURVIVAL. This provision shall survive the Closing.

12.      POST-CLOSING ESCROW FUND.

         12.1 ESCROW AMOUNT. At the Closing hereof, the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Escrow Amount") shall be deposited in an interest bearing escrow account reasonably acceptable to Buyer and Seller (the "Escrow Fund") with the Escrow Agent. The Escrow Fund shall be held by the Escrow Agent for a period not to exceed one (1) year from the Closing Date (the "Escrow Period"), subject to the terms hereof.

         12.2 CLAIMS. In the event that, at any time during the Escrow Period, Buyer shall claim that Seller has breached any of its representations, warranties or covenants hereunder, or any claim is made against Buyer by a creditor of Seller with respect to a liability of Seller or the Business accruing prior to the Closing Date or if Buyer shall incur any Damages, it shall provide notice thereof to Seller, with a copy to the Escrow Agent, such notice to set forth with particularity the specifics of any such claim, and Seller shall have the right to cure same, or to dispute or contest any such claim. In the event that Seller does not dispute or contest any such claim or fails to cure same within thirty (30) days after receipt of Buyer's notice (or such longer period not to exceed one hundred eighty (180) days in the case of a Damage which cannot with due diligence be cured within thirty (30) days and the continuance of which for the period required for cure will not subject any of the Seller Indemnified Persons to the risk of civil or criminal liability or the imposition of any Encumbrance on the Purchased Assets, provided Seller commences the cure within such initial thirty (30) day period and thereafter diligently prosecutes the cure), Buyer may thereafter furnish to the Escrow Agent a duly executed and notarized affidavit setting forth the specifics of any such claim, including, without limitation, the amount thereof and basis therefor, the date of the notice thereof to Seller and a certification that Seller has not disputed or contested same or has failed to cure same within the time provided for herein. Unless Seller has paid to Buyer the amount of such claim within ten (10) days after receipt by Escrow Agent of the certification of Buyer, the Escrow Agent shall on the tenth (10th) day after receipt promptly deliver to Buyer from the Escrow Fund, a check in the amount of any such claim. In the event, however, that Seller shall elect to dispute or contest any such claim, it shall be required, within thirty (30) days of Buyer's initial notice hereunder, to provide notice thereof to Buyer, with a copy to the Escrow Agent, which notice shall set forth with particularity the specifics of any such dispute or contest as between the parties hereto or their successors or representatives. In the event of any such dispute or contest, Buyer and Seller hereby agree that any such dispute or contest shall be settled by arbitration in accordance with the provisions of Article 15 of this Agreement. The Escrow Agent shall retain the portion of the Escrow Fund covered by any such dispute until its receipt of a certified copy of any such arbitration decision or award in favor of Buyer, at which time it shall promptly deliver to Buyer from the Escrow Fund a check in the amount of any such judgment or award.

         12.3 PAYMENT DATE. On the one (1) year anniversary of the Closing Date (the "Payment Date"), the Escrow Agent shall pay to Seller the balance of the Escrow Fund (plus accrued interest) reduced by any amounts due to Buyer pursuant to the terms of this Agreement and any amounts which are the subject of an Unresolved Claim (as hereinafter defined). The term "Unresolved Claim" shall mean any claim which may be made against the Escrow Fund in accordance with this
Section 12, until such time as such claim has been paid in full or otherwise fully settled, compromised or adjusted by the parties and the Escrow Agent.

         12.4 ESCROW AGENT HELD HARMLESS. The parties to this Agreement acknowledge and agree that the Escrow Agent shall not be liable for any error or judgment or for any mistake of fact, law or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct. Seller and Buyer agree to indemnify, hold harmless and defend the Escrow Agent from any loss, damage, claim, liability, judgment, expense (including attorneys' fees and disbursements) or other charge incurred or sustained by it by reason of any act or omission performed or omitted hereunder, but this indemnity shall not be applicable to any loss, liability, damage, claim, judgment, expense or other charge resulting from the gross negligence or willful misconduct of the Escrow Agent.

         12.5 RELIANCE ON NOTICES. The Escrow Agent shall have the right to rely conclusively upon the notices delivered hereunder, and shall be under no obligation to ascertain the authenticity of such notices, nor to determine the factual accuracy thereof.

         12.6 DISPUTES. The Escrow Agent is acting as a stakeholder only with respect to the Escrow Fund. If there is any dispute as to whether the Escrow Agent is obligated to deliver the Escrow Fund (or any portion thereof) and/or to whom it should be delivered, the Escrow Agent shall not make any delivery, but in such event the Escrow Agent shall hold the Escrow Fund until receipt by the Escrow Agent of an authorization in writing signed by all parties having an interest in such dispute, directing the disposition of same, or in the absence of such authorization the Escrow Agent shall hold the Escrow Fund until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun within a reasonable period of time and diligently continued, the Escrow Agent shall have the right, at any time thereafter, to commence an action or proceeding, at the sole cost and expense of Seller and Buyer, in the nature of interpleader in any court having jurisdiction thereof, and to deposit the Escrow Fund with such court, and thereupon, be discharged from any and all further liability hereunder.

         12.7 NO LIMITATION OF RIGHTS OR OBLIGATIONS. The provisions of this
Section 12 (including the amount of the Escrow Fund) shall not limit Buyer's rights nor Seller's obligations under this Agreement (including, without limitation, Section 10).

         12.8 SURVIVAL. The provisions of this Section 12 shall survive the Closing.

13.      GENERAL PROVISIONS

         13.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, brokers or finders, counsel, and accountants. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party. Each Party hereto shall indemnify the other for its failure to pay any brokerage or finders' fees or agents' commission or similar payment incurred by such Party or its Representatives in connection with this Agreement.

         13.2 HEADINGS; CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         13.3 PUBLIC ANNOUNCEMENTS; CONFIDENTIALITY. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Seller agree in writing, provided that the parties shall reasonably cooperate in such announcements, and provided further that nothing contained herein shall prevent any party from at any time furnishing information required by a Governmental Body. Unless consented to by Buyer and Seller in advance or required by Legal Requirements, prior to the Closing, each Party shall, and shall cause their respective Representatives to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. All confidential information and documents made available to the Buyer by Seller or its Representatives with respect to the Business shall be kept in strict confidence, and not made available to any third party other than absolutely necessary for the purposes of concluding the Contemplated Transactions. In the event the Contemplated Transactions for any reason are not concluded, all documents or documents compiled from information supplied or obtained hereunder, and copies thereof, shall be returned to Seller and the Confidential Information obtained shall in no way be used by the Buyer or communicated to any third party, except as required by law or court order. This representation shall survive the termination of this Agreement.

         13.4 AVAILABILITY OF EQUITABLE REMEDIES. The Parties acknowledge and agree that (i) a breach of the provisions of this Agreement could not adequately be compensated by money damages, and (ii) any Party shall (except as otherwise expressly provided in this Agreement) be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach and to specific performance of this Agreement, and no bond or other security shall be required in connection therewith.

         13.5 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

         If to Seller:

                  Unisign Corporation
                  P.O. Box 76
                  U.S. Highway 23
                  Ivel, Kentucky 41642
                  Attention:  Jerry Flannery
                  Telephone No.: (606) 489-8008
                  Facsimile No.:  (606) 874-9663

         With a copy to:

                  Marrs Allen May, Esq.
                  P.O. Box 1465
                  234 Second Street
                  Pikeville, Kentucky 41502
                  Telephone No.: (606) 432-1300
                  Facsimile No.:   (606) 433-9033

         If to Buyer, to:

                  Tri-State Outdoor Media Group, Inc.
                  P.O. Box 1247
                  3416 Highway 41 South
                  Tifton, Georgia 31793
                  Attention:   Sheldon G. Hurst, President
                  Telephone No.: (912) 382-2980
                  Facsimile No.:  (912) 386-0203

         With a copy to:

                  St. John & Wayne, L.L.C.
                  Two Penn Plaza East
                  Newark, New Jersey 07105
                  Attention:  David C. Freinberg, Esq.
                  Telephone No.: (973) 491-3600
                  Facsimile No.:  (973) 491-3555

Notices given by an attorney for a Party shall be deemed to be a notice given by such Party.

         13.6 FURTHER ASSURANCES. The Parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         13.7 WAIVER. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

         13.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the Parties with respect to its subject matter (including, without limitation, a certain letter of intent signed by Buyer on December 29, 1997 and by Seller on December 30, 1997 and amendments thereto signed by Buyer and Seller on January 9, 1998, January 29, 1998 and February 6,
1998) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

         13.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. No Party may assign any of its rights under this Agreement without the prior consent of the other Parties except that Buyer may assign any of its rights under this Agreement to any Affiliate of Buyer (provided that Buyer shall remain liable for the obligations of such assignee under this Agreement). This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the Parties, and their successors, by liquidation or otherwise, and their permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

         13.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         13.11 RISK OF LOSS. Except as otherwise expressly provided in this Agreement, material risk of loss or damage to the Purchased Assets from any cause whatsoever prior to the Closing shall be borne by Seller, and after the Closing shall be borne by Buyer.

         13.12 POST-CLOSING ACCESS. Buyer agrees that all Books and Records delivered to Buyer by Seller pursuant to this Agreement shall be maintained open for inspection by Seller at any time during regular business hours upon reasonable notice for a period of six (6) years (or for such longer period as may be required by applicable Legal Requirements) following the Closing and that, during such period, Seller, at its expense, may make such copies thereof as it may reasonably desire. Seller agrees that all books and records relating to the Purchased Assets and retained by Seller shall be maintained open for inspection by Buyer at any time during regular business hours for a period of six (6) years (or for such longer period as may be required by applicable Legal Requirements) following the Closing and that, during such period, Buyer, at its expense, may make such copies thereof as it may reasonably desire. In addition to the foregoing, Seller (without additional consideration therefor to be paid to Seller, but with any reasonable out-of-pocket expenses payable to non-Affiliates incurred by Seller to be paid by Buyer), shall, at all reasonable times after the Closing if called upon by Buyer, use reasonable efforts to cooperate with and assist Buyer in the preparation of financial statements by Buyer which may include the operation of the Business prior to the Closing Date. Nothing contained in this Section 13.12 shall obligate any Party hereto to make available any books and records if to do so would violate the terms of any Contract or Legal Requirement to which it is a party or to which it or its assets are subject. This provision shall survive the Closing.

         13.13 APPLICABLE LAW AND VENUE. Any dispute that relates to any real property included in the Purchased Assets shall be resolved according to the law of the state in which such real property is located. In all other respects, this Agreement is made in and shall be governed by and construed and enforced in accordance with the laws of the State of Kentucky. Venue shall be proper in the state where the real property is located concerning disputes that relate to any real property included in the Purchased Assets. For all other matters venue shall be proper in the State of Kentucky. Seller and Buyer hereby consent to the personal jurisdiction of such courts for all matters relating to or arising from this Agreement.

         13.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         13.15 PROCEEDINGS. (a) If, on or before the date which is eighteen (18) months after the Closing Date, there shall be entered, issued, made or rendered any Order in any of the Proceedings listed in Part 3.13 of the Disclosure Schedule requiring the removal of a Structure or Structures, Seller at its sole expense and as soon as practicable shall (i) remove said Structure(s), and (ii) replace the removed Structure(s) with new Structures of like construction and size (so that the same is ready for the painting of advertising copy thereon) and which shall be covered by valid Site Leases and such Permits (all in the name of Buyer, or assignable to Buyer, and otherwise in form and substance and on terms reasonably acceptable to Buyer) as are required for the ongoing operation and maintenance of such new Structures by Buyer for outdoor advertising purposes, and the locations of which new Structures shall be substantially similar to the locations for the applicable removed Structures and otherwise reasonably acceptable to Buyer.

                  (b) Prior to the Closing, Seller at its expense shall use its Best Efforts to defend the subject Proceedings listed in Part 3.13 of the Disclosure Schedule so as to avoid any Material Adverse Effect. After the Closing, the parties agree that such Proceedings shall be defended as follows:

                           (i) As to the Proceedings listed in Paragraphs 1-13,
15, 16 and 18, Buyer shall maintain the defense thereof.

                           (ii) As to the Proceedings listed in Paragraphs 14,
17, 19 and 20, Seller shall maintain the defense thereof.

                  The parties shall cooperate and regularly communicate with each other in the defense of these matters.

                  (c) Buyer shall not, with respect to the Proceedings listed in
Part 3.13 of the Disclosure Schedule, have any claim against Seller under Sections 10.1(d) or (f) of this Agreement (except to the extent that in any such Proceeding there shall be entered, made, issued, rendered or agreed to any monetary fine, judgment, penalty, imposition or other cost [for which Seller shall be responsible], in which case and to such extent the foregoing limitation shall not apply).

                  (d) Notwithstanding the foregoing provisions of this Section 13.15, the provisions of Section 13.15(a)(ii) shall not apply to the matters described in Paragraphs 19 or 20 in Part 3.13 of the Disclosure Schedule, which matters shall be governed by the provisions of Article 14 of this Agreement (Seller hereby warranting and representing to Buyer that such matters relate solely to the Permits required with respect to the East Units).

14.      INTERSTATE 75 UNITS

         14.1 LETTER OF CREDIT. At the Closing hereof, a standby letter of credit in the amount of $1,250,000.00 having an expiration date of twenty-five
(25) months of the Closing Date and payable to the Escrow Agent (the "Letter of Credit") shall be delivered by Buyer to the Escrow Agent to be held in accordance with the terms of this Section 14. The Letter of Credit shall be drawable solely by the Escrow Agent, and solely upon a circumstance which would entitle Seller to receive all or a portion of the proceeds of the Letter of Credit as set forth in this Section 14. The Letter of Credit shall not in any event be drawn upon without at least five (5) business days' prior written notice to Buyer within which period Buyer in its sole discretion shall be entitled to deposit with the Escrow Agent an amount of cash in lieu of the Escrow Agent's drawing upon the Letter of Credit. If there shall be any dispute as to whether Seller is entitled to all or any portion of the proceeds of the Letter of Credit, or whether Buyer is entitled to the return of the Letter of Credit or any part thereof, the Escrow Agent shall not make any delivery, but in such event the Escrow Agent shall hold the Letter of Credit (or the cash proceeds thereof) until receipt by the Escrow Agent of an authorization in writing signed by all parties having an interest in such dispute, directing the disposition of same, or in the absence of such authorization the Escrow Agent shall hold the Letter of Credit until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun within a reasonable period of time and diligently continued, the Escrow Agent shall have the right, at any time thereafter, to commence an action or proceeding, at the sole cost and expense of Buyer and Seller, in the nature of an interpleader in any court having jurisdiction thereof, and to deposit the Letter of Credit (or the proceeds thereof) with such court, and thereupon be discharged from any and all further liability hereunder. Notwithstanding the foregoing if there shall be a dispute as to the disposition of the Letter of Credit and the Letter of Credit by its terms is subject to expire within five (5) business days, then and only then the Escrow Agent shall be entitled to draw upon the Letter of Credit (provided the Escrow Agent shall have given to Buyer at least five (5) business days' prior written notice thereof, within which period Buyer in its sole discretion shall be entitled to deposit with the Escrow Agent an amount of cash in lieu of the Escrow Agent's drawing upon the Letter of Credit, or a substitute letter of credit expiring not less than six (6) months after the then current expiration date of the Letter of Credit). At Buyer's election at any time, and from time to time, Buyer shall be entitled to deposit with the Escrow Agent an amount of cash equal to the then balance of the Letter of Credit, and vice-versa. If and to the extent that the Escrow Agent is holding cash in lieu of the Letter of Credit as hereinbefore provided, such cash deposit shall be placed in an interest bearing account with the Escrow Agent reasonably acceptable to Buyer and Seller, and interest shall accrue for the benefit of Buyer.

         14.2 CONSTRUCTION OF UNITS.

                  (a) Promptly after the Closing, Seller, at its sole expense, shall commence and thereafter diligently prosecute the Completion of eight (8) outdoor advertising structures adjacent to Interstate 75 in Georgetown, Kentucky (the "Units"), four (4) of which shall be located on the east side of Interstate 75 (the "East Units") and four (4) of which shall be located on the west side of Interstate 75 (the "West Units"). The location of the Units, and the plans and specifications therefor, are set forth on Exhibit J annexed hereto (the "Specifications"). A Unit shall be deemed completed upon its construction in accordance with the Specifications (so that the same is ready for the painting of advertising copy thereon), and shall be covered by a valid Site Lease and such Permits (all in the name of Buyer, or assignable to Buyer, and otherwise in form and substance and on terms reasonably acceptable to Buyer) as are required for the ongoing operation and maintenance by Buyer of a Unit for outdoor advertising purposes ("Completion").

                  (b) When Seller is of the opinion that the Completion of the East Units or the West Units, as the case may be, has occurred, Seller shall send written notice thereof to Buyer. Buyer agrees that upon receipt of such written notice, Buyer will promptly (and not later than ten (10) business days after receipt of Seller's said notice) inspect the East Units or West Units, as the case may be, and furnish to Seller a written statement either (i) confirming that the Completion has occurred, or (ii) that the Completion has not occurred and specifying those items to be completed in order for the Completion to occur (the "Punch List"). Seller, at its sole expense, shall promptly complete any Punch List items. Seller shall execute all documents reasonably required by Buyer to convey all right, title and interest in and to the Units, all Site Leases, Permits and Advertising Contracts with respect to such Units, and all development rights with respect to the locations covered thereby, to Buyer.

         14.3 PAYMENT. Upon Completion (by written agreement of the parties or by determination pursuant to the provisions of Article 15 of this Agreement) of either the East Units or West Units, as the case may be, Seller shall be entitled to receive the sum of $625,000.00; in which case the Escrow Agent shall draw upon the Letter of Credit up to $625,000.00 (provided that it shall give Buyer at least five (5) business days' prior written notice of its intention to draw upon such Letter of Credit during which period of time Buyer may elect to replace the Letter of Credit, in whole or in part, with cash). Notwithstanding anything to the contrary herein contained, if, within two (2) years after the Closing Date the Completion of the
(a) East Units shall not have occurred, Seller shall no longer be entitled to, and shall forfeit, the $625,000.00 payable in respect of the Completion of the East Units, and (b) West Units shall not have occurred, Seller shall no longer be entitled to, and shall forfeit, the $625,000.00 payable in respect of the Completion of the West Units (and Buyer shall have no further remedies against Seller for such failure [including under Article 10 or Section 13.15], except that Buyer shall be entitled to all future development rights with respect to such locations and all improvements thereon [including, without limitation, the Units, to the extent constructed], and all rights with respect to all Site Leases, Advertising Contracts and Permits covering such Units, and Seller shall execute all documents reasonably required by Buyer to convey and assign such rights).

         14.4 DISPUTES. In the event of any dispute as to the nature or existence of any Punch List item or as to whether the Completion of the East Units or West Units, as the case may be, has occurred, such disputes shall be settled by arbitration in accordance with the provisions of Section 15 of this Agreement.

         14.5 ESCROW AGENT HELD HARMLESS. The parties to this Agreement acknowledge and agree that the Escrow Agent shall not be liable for any error or judgment or for any mistake of fact, law or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct. Seller and Buyer agree to indemnify, hold harmless and defend the Escrow Agent from any loss, damage, claim, liability, judgment, expense (including attorneys' fees and disbursements) or other charge incurred or sustained by it by reason of any act or omission performed or omitted hereunder, but this indemnity shall not be applicable to any loss, liability, damage, claim, judgment, expense or other charge resulting from the gross negligence or willful misconduct of the Escrow Agent.

         14.6 RELIANCE ON NOTICES. The Escrow Agent shall have the right to rely conclusively upon the notices delivered hereunder, and shall be under no obligation to ascertain the authenticity of such notices, nor to determine the factual accuracy thereof.

         14.7 SURVIVAL. The provisions of this Section 14 shall survive the Closing.

15.      ARBITRATION

         15.1 APPOINTMENT. In the event that any contest or dispute set forth in
Article 12 or 14 of this Agreement is to be settled by arbitration, the Party invoking the arbitration procedure (the "First Party") shall give a notice ("Arbitration Notice") to the other Party, and shall in such Arbitration Notice appoint an arbitrator on its behalf. Within fifteen (15) days after its receipt of such Arbitration Notice, the other Party by notice to the First Party shall appoint an arbitrator on its behalf;

and if the second arbitrator shall not be so appointed within such fifteen (15) days, the First Party shall appoint the second arbitrator. The two arbitrators appointed pursuant to the above shall try to appoint the third arbitrator. If, within twenty (20) days after the appointment of the second arbitrator, they have not agreed upon the appointment of a third arbitrator, then either Party may apply to the presiding judge of appropriate jurisdiction in Floyd County, Kentucky (the "Court") for the appointment of such third arbitrator and the other Party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. Each arbitrator shall have at least ten (10) years' experience in a calling pertaining to the matter in dispute. The third arbitrator is herein called the "Umpire", and the date on which the Umpire is appointed is referred to as the "Appointment Date".

         15.2 ARBITRATION PROCEDURE. As soon as practicable after the Appointment Date, the matter in dispute shall be arbitrated by the Parties in accordance with the commercial rules then in force of the American Arbitration Association ("AAA"). The resolution of the dispute shall be determined by the decision of majority of the three (3) arbitrators, shall constitute an "award" within the meaning in the applicable rules of the AAA and applicable law, and judgment may be entered thereon in any court of competent jurisdiction.

         15.3 JURISDICTION. Buyer and Seller hereby submit to the in personam jurisdiction of the AAA in the State of Kentucky and agree that any process in any arbitration proceeding hereunder may be personally served upon Buyer or Seller within or outside of the State of Kentucky. The arbitration shall be conducted at a location in Lexington, Kentucky mutually acceptable to Buyer and Seller.

         15.4 EXPENSES. Each Party shall pay its own fees and expenses relating to the arbitration (including, without limitation, the fees and expense of its counsel, its arbitrator and any experts or witnesses retained by it). Each Party shall pay one-half (1/2) of its fees and expenses of the Umpire and of the AAA.

         15.5 REFERENCE. For purposes of this Section 15, all references to Seller shall be deemed to include, collectively, Seller and the Indemnifying Stockholders.

         15.6 SURVIVAL. The provisions of this Section 15 shall survive the Closing.

         IN WITNESS WHEREOF, the Parties have executed, seated and delivered this Agreement as of the date first written above.

                                        BUYER:

                                        TRI-STATE OUTDOOR MEDIA GROUP, INC.

                                        By: /s/ Sheldon G. Hurst
                                           -------------------------------------
                                        Title:  President
                                              ----------------------------------

                                        SELLER:

                                        UNISIGN CORPORATION, INC.

                                        By: /s/ Jerry Flannery
                                           -------------------------------------
                                        Title:  President
                                              ----------------------------------

                                        INDEMNIFYING STOCKHOLDERS:
                                        (As to Articles 10, 11, 12 and 15 only)

                                        /s/ Jerry Flannery
                                        ----------------------------------------
                                            Jerry Flannery


                                        /s/ Richard Nunemaker
                                        ----------------------------------------
                                            Richard Nunemaker

                                        ESCROW AGENT:

                                        TRANSFINANCIAL BANK
                                        (As to Sections 2.7(b), 12 and 14 only)

                                        By: /s/ Michael B. McCoy
                                           -------------------------------------

                                        Title:  Corporate Regional Manager
                                              ----------------------------------

                                    EXHIBITS

         Exhibit A      -      Definitions
         Exhibit B      -      Bill of Sale, Assignment and Assumption Agreement
         Exhibit C      -      Areas of Non-Competition
         Exhibit D      -      Office Lease
         Exhibit E      -      Parcel Lease
         Exhibit F      -      Seller's Compliance Certificate
         Exhibit G      -      Opinion of Seller's Counsel
         Exhibit H      -      Buyer's Compliance Certificate
         Exhibit I      -      Opinion of Buyer's Counsel
         Exhibit J      -      Interstate 75 Units

                                    SCHEDULES


         Schedule 2.2(a)            -       Structures
         Schedule 2.2(b)            -       Site Leases
         Schedule 2.2(c)            -       Advertising Contracts
         Schedule 2.2(d)            -       Permits
         Schedule 2.2(e)            -       Included Real Property
         Schedule 2.2(h)            -       Tangible Personal Property
         Schedule 2.2(i)            -       Supplies
         Schedule 2.2(2)            -       Excluded Real Property
         Schedule 2.3               -       Certain Liabilities
         Schedule 2.7(b)            -       Deposit Escrow Agreement
         Schedule 3.10              -       Financial Statements
         Schedule 3.23              -       Indebtedness



                               DISCLOSURE SCHEDULE


         Part 3.2(b)
         Part 3.2(c)
         Part 3.5
         Part 3.6
         Part 3.7
         Part 3.9(b)
         Part 3.12
         Part 3.13
         Part 3.14
         Part 3.16
         Part 3.20
         Part 3.22

                                    EXHIBIT A

                                   DEFINITIONS


         "AAA" -- as defined in Section 15.2.

         "Advertising Contracts" -- as defined in Section 2.2(c).

         "Affiliates" -- when used with reference to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Specified Person. For purposes of this definition of Affiliate, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies of the Person in question, whether through the ownership of voting securities or by contract or otherwise.

         "Appointment Date" -- as defined in Section 15.1.

         "Arbitration Notice" -- as defined in Section 15.1.

         "Assumed Liabilities" -- as defined in Section 2.3.

         "Base Balance Sheet" -- as defined in Section 3.10(a)(i).

         "Best Efforts" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances.

         "Bill of Sale" -- the Bill of Sale, Assignment and Assumption Agreement in the form of Exhibit B attached hereto.

         "Books and Records" -- All of Seller's books and records relating to the Purchased Assets, including, without limitation, all Site Lease files, Advertising Contract files, Permit files, maintenance and other records for the Structures, logs, advertiser, customer and supplier lists.

         "Business" -- as defined in the Recitals of this Agreement.

         "Buyer" -- as defined in the first paragraph of this Agreement.

         "Closing" -- as defined in Section 2.5.

         "Closing Date" -- the date and time as of which the Closing actually takes place.

         "Closing Documents" -- as defined in Section 3.2(a).

         "Completion" -- as defined in Section 14.2(a).

         "Confidential Information" -- any information concerning the businesses and affairs of Seller that is not generally available to the public.

         "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions" -- all of the transactions contemplated by this Agreement, including: (a) the purchase of the Purchased Assets by Buyer from Seller and assignment to and assumption by Buyer of the Assumed Liabilities, and (b) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement.

         "Contract" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Court" -- as defined in Section 15.1.

         "Damages" -- as defined in Section 10.1.

         "Deeds" -- warranty deeds (or the statutory equivalent thereof), in recordable form, with respect to the Real Property.

         "Deposit" -- as defined in Section 2.7(b).

         "Deposit Escrow Agreement" -- as defined in Section 2.7(b).

         "Disclosure Schedule" -- the disclosure schedule, delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

         "East Units" -- as defined in Section 14.2(a).

         "Encumbrance" -- any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, transfer, receipt of income, or exercise of any other attribute of ownership affecting the Purchased Assets.

         "Environment" -- soil, land surface or subsurface strata, surface waters, groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental Law" -- any Legal Requirement pertaining to environmental discharges, Release, emissions or spills or the manufacture, sale, processing, handling, transportation, storage or disposal of Hazardous Materials, or relating to any environmental processes or condition, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act ("RCRA"), the Endangered Species Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Hazardous Materials Transportation Act, the Surface Mining Control and Reclamation Act, The Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Coastal Zone Management Act, the National Environmental Policy Act, the Noise Control Act. As used in this Agreement, Environmental Laws shall mean any of such laws or regulations as the same exist now or at the Closing Date.

         "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Escrow Agent" -- Transfinancial Bank, having an address of 111 Main Street, Pikeville, Kentucky 41501.

         "Escrow Amount" -- as defined in Section 12.1.

         "Escrow Fund" -- as defined in Section 12.1.

         "Escrow Period" -- as defined in Section 12.1.

         "Excluded Assets" -- as defined in Section 2.2.

         "Excluded Liabilities" -- as defined in Section 2.4.

         "Excluded Real Property" -- as defined in Section 2.2(2).

         "Financial Statements" -- those financial statements of Seller described in Sections 3.10(a)(i), (ii) and (iii).

         "First Party" -- as defined in Section 15.1.

         "Governmental Authorization" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body, or pursuant to any Legal Requirement.

         "Governmental Body" -- any federal, state, local, municipal, foreign, or other government; or governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal).

         "Hazardous Materials" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HSR Act" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any regulations and rules promulgated thereunder.

         "Included Real Property" -- as defined in Section 2.2(e).

         "Indemnified Person" -- any of the Seller Indemnified Persons or the Buyer Indemnified Persons, as the context requires.

         "Indemnifying Party" -- the Buyer, or the Seller and the Indemnifying Stockholders, as the context requires.

         "Indemnifying Stockholders" -- Jerry Flannery and Richard Nunemaker.

         "Intangible Property" -- All right, title and interest in and to the goodwill and other intangible property (except for Seller's corporate name) (but including Seller's trade names) used in connection with the Purchased Assets, all licenses, permits and authorizations pertaining to the Purchased Assets or the right to own and operate the Purchased Assets and all right, title and interest in and to (i) any intellectual property used in connection with the Purchased Assets, and (ii) all records and data relating specifically to the Purchased Assets.

         "IRC" -- the Internal Revenue Code of 1986, as amended from time to time, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" -- the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge" -- a Person will be deemed to have "Knowledge" of a particular fact or other matter only if such Person is actually aware of such fact or other matter without making any independent inquiry or investigation. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, officer, partner, member, executor, or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

         "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Letter of Credit" -- as defined in Section 14.1.

         "Material Adverse Change" -- a change that will probably cause a Material Adverse Effect.

         "Material Adverse Effect" -- a material adverse effect on the Purchased Assets, the associated Business or operations or conditions (financial or otherwise) relating thereto, taken as a whole.

         "Office Property" -- as defined in Section 2.2(1).

         "Office Lease" -- as defined in Section 2.7(a)(iii).

         "Order" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator,

         "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" if such action is consistent with the past custom and practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person (including with respect to quantity and frequency).

         "Organizational Documents" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of organization and the operating agreement of any limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (f) any amendment to any of the foregoing.

         "Other Contract" -- any Contract (other than a Site Lease or Advertising Contract) relating to or affecting the Purchased Assets, the Business or the operation thereof (i) under which Seller has or may acquire, any rights, (ii) under which Seller has or may become subject to any obligation or liability, or (iii) by which Seller or any of the Purchased Assets is or may become bound.

         "Parcel Lease" -- as defined in Section 2.7(a)(iv).

         "Party" -- as defined in the first paragraph of this Agreement.

         "Payment Date" -- as defined in Section 12.3.

         "Permits" -- as defined in Section 2.2(d).

         "Person" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard, by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Punch List" -- as defined in Section 14.2(b).

         "Purchase Price" -- as defined in Section 2.6.

         "Purchased Assets" -- as defined in Section 2.2.

         "Real Property" -- collectively, the Included Real Property, the Excluded Real Property and the Office Property.

         "Related Person" -- with respect to a particular individual:

         (a)      each other member of such individual's Family;

         (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family.

         (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

         (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor. or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

         (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

         (b)      any Person that holds a Material Interest in such specified
                  Person;

         (c) each Person that serves as a director, officer, partner, manager, executor, or trustee of such specified Person (or in a similar capacity);

         (d)      any Person in which such specified Person holds a Material
                  Interest;

         (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5 % of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5 % of the outstanding equity securities or equity interests in a Person.

         "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Representative" -- with respect to a particular Person, any director, officer, partner, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors (including, in the case of Buyer, its lenders).

         "Security Interest" -- any mortgage, pledge, lien, encumbrance, charge or other security interest or option or right of any third party with respect thereto.

         "Seller" -- as defined in the first paragraph of this Agreement.

         "Seller Indemnified Persons" -- as defined in Section 10.1.

         "Site Leases" -- as defined in Section 2.2(b).

         "Specifications" -- as defined in Section 14.2(a).

         "Structures" -- as defined in Section 2.2(a).

         "Tangible Personal Property" -- as defined in Section 2.2(h).

         "Tax" -- shall mean any tax (including income tax, capital gains tax, value added tax, sales tax, property tax, deed tax, transfer tax, real property transfer tax or intangibles tax), levy assessment, tariff, duty, deficiency or other fee and any related charge or amount (including fine, penalty and interest) imposed, assessed or collected by or under the authority of any Governmental Body.

         "Tax Clearances" -- as defined in Section 5.9.

         "Tax Return" -- any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threatened" -- a claim, Proceeding or dispute will be deemed to have been "Threatened" if any demand or statement has been made or any notice has been given that would lead a prudent Person to conclude that such a claim, Proceeding or dispute is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "Units" -- as defined in Section 14.2(a).

         "Umpire" -- as defined in Section 15.1.

         "Unresolved Claim" -- as defined in Section 12.3.

         "West Units" -- as defined in Section 14.2(a).

                                    EXHIBIT B


                BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Bill of Sale, Assignment and Assumption Agreement (this "Agreement") is executed and delivered effective as of __________________, 1998, by UNISIGN CORPORATION, INC., a Kentucky corporation ("Seller"), and TRI-STATE OUTDOOR MEDIA GROUP, INC., a Kansas corporation ("Buyer").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Asset Purchase Agreement dated February ___, 1998 by and among Seller, Buyer and the Indemnifying Stockholders named therein (the "Purchase Agreement"), Seller desires to sell to Buyer and Buyer wishes to purchase from Seller, for the consideration and upon the terms and conditions set forth in the Purchase Agreement, the Purchased Assets (as defined in the Purchase Agreement), subject to the assumption by Buyer of the Assumed Liabilities (as defined in the Purchase Agreement);

         NOW, THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

         1. Conveyance of Assets. Seller does hereby sell, grant, convey, assign, transfer and deliver to Buyer all right, title and interest of Seller in and to all of the Purchased Assets, subject to the Assumed Liabilities.

         2. Assumption of Liabilities. Buyer does hereby assume and agree to pay, discharge and perform, as appropriate, the Assumed Liabilities in accordance with and to the extent required by the terms of the Purchase Agreement.

         3. Power of Attorney. Seller hereby constitutes and appoints Buyer its true and lawful attorney-in-fact, with full power of substitution of Buyer in the name or stead of Seller (a) to demand, collect, and receive for the account of Seller or Buyer any or all of the Purchased Assets hereby sold, granted, conveyed, transferred, assigned, and delivered to Buyer or intended so to be;
(b) from time to time to institute or prosecute, in the name of Seller or otherwise, all proceedings that Buyer, in its sole discretion, may deem necessary or convenient in order to realize upon, affirm, or obtain title to or possession of, or to collect, assert, or enforce any claim, right or title of any kind in or to the Purchased Assets; (c) to endorse the name of Seller on any and all checks, notes, drafts or other instruments of commercial paper that may be payable or endorsed to the order or orders of Seller and that constitute or represent all or any part of the Purchased Assets; (d) to defend and compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets; and (e) to do all such other acts and things in relation to the Purchased Assets as Buyer, in its sole discretion, deems desirable. Seller agrees that the foregoing powers are coupled with an interest and shall not be revocable by Seller for any reason whatsoever.

         4. Execution and Delivery of Instruments. Seller shall duly execute and deliver or cause to be executed and delivered all instruments of sale, conveyance, transfer and assignment, and all notices, releases, acquittances and other documents that may be necessary more fully to grant, convey, transfer, assign, and deliver to and vest in Buyer the Purchased Assets hereby granted, conveyed, transferred, assigned, and delivered or intended so to be.

         5. Governing Law. This Agreement shall be governed by the laws of the State of Kentucky.

         6. Conflict. Nothing in this Agreement supersedes or extinguishes any of the obligations, agreements, covenants or warranties of Seller or Buyer contained in the Purchase Agreement. If any conflict exists between this Agreement and the Purchase Agreement, then the terms of the Purchase Agreement shall govern and control.

         IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed and delivered as of the date first above written.


                                        SELLER:

                                        UNISIGN CORPORATION, INC.



                                        By: ____________________________________

                                        Title:__________________________________


                                        BUYER:

                                        TRI-STATE OUTDOOR MEDIA GROUP, INC.



                                        By: ____________________________________
                                                Sheldon G. Hurst, President

                                    EXHIBIT C


                            AREAS OF NON-COMPETITION

                                    EXHIBIT D


                                  OFFICE LEASE

                                    EXHIBIT E


                                  PARCEL LEASE

                                    EXHIBIT F


                               UNISIGN CORPORATION

                             COMPLIANCE CERTIFICATE


                  The undersigned hereby certifies as follows:

         1. He is President of Unisign Corporation, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky (the "Seller").

         2. The representations and warranties of the Seller contained in
Section 3 of the Asset Purchase Agreement dated as of February __, 1998 (the "Purchase Agreement") by and among Tri-State Outdoor Media Group, Inc., Seller, and the Indemnifying Stockholders identified therein, are true and correct in all material respects at and as of the date hereof with the same effect as though all such representations and warranties were made at and as of the date hereof.

         3. The Seller has performed or complied, in all material respects, with all of the covenants and obligations required by the Purchase Agreement to be performed or complied with by the Seller at or prior to the date hereof.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this _____ day of February, 1998.





                                        ________________________________________
                                        Name:

                                    EXHIBIT G


                           OPINION OF SELLER'S COUNSEL

                                    EXHIBIT H


                       TRI-STATE OUTDOOR MEDIA GROUP, INC.

                             COMPLIANCE CERTIFICATE

         The undersigned hereby certifies as follows:

         1. He is President of Tri-State Outdoor Media Group, Inc., a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas (the "Buyer").

         2. The representations and warranties of Buyer contained in Section 4 of the Asset Purchase Agreement dated as of February __, 1998 (the "Purchase Agreement") by and among the Buyer, Unisign Corporation, Inc. and the Indemnifying Stockholders identified therein, are true and correct in all material respects at and as of the date hereof with the same effect as though all such representations and warranties were made at and as of the date hereof.

         3. Buyer has performed or complied, in all material respects, with all of the covenants and obligations required by the Purchase Agreement to be performed or complied with by Buyer at or prior to the date hereof.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this _____ day of February 1998.


                                        ________________________________________
                                        Sheldon G. Hurst
                                        President

                                    EXHIBIT I


                           OPINION OF BUYER'S COUNSEL



                                   February __, 1998


Unisign Corporation
P.O. Box 76
U.S. Highway 23
Ivel, Kentucky 41642

Ladies and Gentlemen:

         We have acted as counsel to Tri-State Outdoor Media Group, Inc., a Kansas corporation (the "Company"), in connection with the Company's purchase of certain assets of Unisign Corporation, Inc., a Kentucky corporation ("Seller") and related transactions contemplated by the Asset Purchase Agreement (the "Purchase Agreement") dated as of February __, 1998 among the Company, Seller and the Indemnifying Stockholders. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Purchase Agreement. The Purchase Agreement, together with the Bill of Sale, Assignment and Assumption Agreement and the other Closing Documents, are sometimes collectively referred to herein as the "Agreements". This opinion is being delivered to you pursuant to Section 8.3(a) of the Purchase Agreement.

         We have acted as counsel to the Company in connection with the Agreements and the transactions contemplated thereby. As such counsel, we have made such examinations of laws and have examined certificates of officers and representatives of the Company, originals or copies, certified or otherwise authenticated to our satisfaction, of all such records, agreements and other instruments, certificates and orders of public officials, and other documents that we have deemed necessary to render the opinions hereinafter set forth including, but not limited to:

         (a)      the Certificate of Incorporation and By-laws of the Company;

         (b) resolutions of the Directors of the Company authorizing, among other things, the Agreements and the transactions contemplated thereby; and

         (c)      executed copies of the Agreements.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals thereof of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter

Unisign Corporation
February ___, 1998
Page -2-



documents. As to any fact relevant to any such opinion, we have relied, to the extent that relevant facts are not independently established by us, and to the extent we deem reliance proper, on certificates of public officials and certificates, oaths and declarations of officers and other representatives of the Company on which we believe that we and you are justified in relying. We have not, except as specifically identified herein, been retained or engaged for, nor have we performed, any independent review or investigation of any statutes, orders, rules or regulations of any court or governmental agency having jurisdiction over the Company. This letter and the opinions set forth herein are given, and all statements herein "to our knowledge" are made, in the context of the foregoing.

         As used in this opinion letter, the phrase "to our knowledge" means the actual knowledge (that is, the conscious, awareness of facts or other information) of lawyers in the firm who have given substantive legal attention to representing the Company in connection with the transactions contemplated by the Agreements.

         We are qualified to practice law only in the States of New York and New Jersey and we do not purport to be experts on any laws other than the laws of the States of New York and New Jersey and the Federal laws of the United States. We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, and the laws of the State of New Jersey. For purposes of this opinion we assume that Kansas and Kentucky law in all relevant aspects are substantively identical to New Jersey law.

         Based and relying upon the foregoing and subject to all of the qualifications contained in this letter, we are of the opinion that as of the date hereof:

         (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Kansas with full corporate power and authority to conduct its business as it is currently conducted, to own or use the Purchased Assets, and to perform its obligations under the Agreements.

         (ii) The Company has the absolute and unrestricted right, power and authority to execute and deliver each of the Agreements to which it is a party and to perform each of its obligations thereunder. Each of the Agreements has been duly authorized, executed and delivered by the Company. Each of the Agreements is a valid, legal and binding agreement of the Company, enforceable in accordance with its terms, subject to the qualification that the enforceability thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

Unisign Corporation
February ___, 1998
Page -3-



         (iii) Neither the execution and delivery of the Agreements by the Company nor the consummation or performance by the Company of any of the transactions contemplated thereby does or will conflict with, violate or result in a breach of:

                  (A) any provision of the Organizational Documents of the Company; and

                  (B) the resolutions adopted by the board of directors of the Company authorizing the Contemplated Transactions.

         This opinion is being furnished solely to Seller and is solely for the benefit of Seller and may not be relied upon for any other purpose, or furnished to, quoted to or relied upon by any other person for any purpose without our prior written consent.

                                        Very truly yours,


                                        St. John & Wayne, L.L.C.

                                    EXHIBIT J


                               INTERSTATE 75 UNITS


         Eight (8) single pole, back to back bulletin structures equal in size, construction and type as currently erected on said property referred to as the "Rock Quarry" owned by Mr. Al Drake, located north of Lexington, Kentucky fronting both the west side and east side of I-75 North; in the city of Georgetown, Kentucky and Scott County.

East Units:       Four (4) 14' x 48' back to back, single face, North and South read (i.e., two (2) faces on each structure), steel single pole structures completely erected with lights and platform constructed with clear visibility to I-75 traffic, constructed on the East side of I-75 on the "Rock Quarry" property. Two of the proposed structures have been constructed; a third location has the base single pole erected in concrete, with top construction including faces (14' x 48') and electrical remaining; and a fourth site currently has the hole dug, steel located on site to be assembled and erected.

West Units:       Four (4) 14' x 48' back to back, single face, North and South read (i.e., two (2) faces on each structure), steel single pole structures completely erected with lights and platform constructed with clear visibility to I-75 traffic, constructed on the West side of I-75 on the "Rock Quarry" property.